Exhibit 10.10

FULGENT GENETICS, INC.

2016 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT SUBSTITUTION AWARD

On                     , 2016 (the “Effective Date”), Fulgent Genetics, Inc., a Delaware corporation (the “Company”), completed an initial public offering (the “IPO”) of shares of common stock of the Company, $0.0001 par value per share (“Shares”). Immediately before completion of the IPO, the Company completed a reorganization pursuant to which Fulgent Therapeutics LLC (“Fulgent Therapeutics LLC”) became a wholly-owned subsidiary of the Company (the “Reorganization”) and holders of Fulgent Therapeutics LLC shares received Shares in exchange for their Fulgent Therapeutics LLC shares.

Immediately before the Reorganization, the individual named below (the “Grantee”) held a restricted share unit award relating to Class D common shares of Fulgent Therapeutics LLC (the “Fulgent Therapeutics LLC RSU”), which was granted pursuant to the Fulgent Therapeutics LLC Amended and Restated 2015 Equity Incentive Plan, as amended. In connection with the completion of the Reorganization, the Fulgent Therapeutics LLC RSU is being exchanged for and substituted with a restricted stock unit award covering Shares (the “Fulgent Genetics, Inc. RSU”), granted under the Fulgent Genetics, Inc. 2016 Omnibus Incentive Plan (the “Plan”).

This Notice of Restricted Stock Unit Substitution Award (the “Notice”) evidences the terms of the Fulgent Genetics, Inc. RSU, and the cancellation of the Fulgent Therapeutics LLC RSU.

Name of Grantee:

The following table shows the number of Class D common shares of Fulgent Therapeutics LLC subject to the Fulgent Therapeutics LLC RSU immediately before the Reorganization, and the number of Shares subject to the Fulgent Genetics, Inc. RSU immediately after the Reorganization:

Fulgent Therapeutics LLC RSU		Fulgent Genetics, Inc. RSU
Grant Date	No. of Fulgent Therapeutics LLC RSUs	No. of Fulgent Genetics, Inc. RSUs

1. Exchange of RSUs. In connection with the Reorganization, the Fulgent Therapeutics LLC RSU was exchanged for the Fulgent Genetics, Inc. RSU. As a result of the exchange, the Fulgent Therapeutics LLC RSU has been cancelled and is of no further force or effect. The number of Shares subject to the Fulgent Genetics, Inc. RSU on the Effective Date was determined in accordance with the exchange ratio used in the Reorganization, with the final number of Shares subject to the Fulgent Genetics, Inc. RSU rounded down to the nearest whole number of Shares.

2. Vesting Schedule. Subject to the Grantee’s Continuous Service and other limitations set forth in the Restricted Stock Unit Agreement attached hereto and the Plan, the Fulgent Genetics, Inc. RSU will vest in accordance with the following schedule, which is the same vesting schedule that applied to the Fulgent Therapeutics LLC RSU: [Vesting schedule applicable to the Fulgent Therapeutics LLC RSU]

3. Governing Terms. The Fulgent Genetics, Inc. RSUs are subject to the terms and provisions of this Notice, the Restricted Stock Unit Agreement attached hereto, and the Plan, which is incorporated herein by reference.

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), effective as of [•], 2016, is between Fulgent Genetics, Inc. (the “Company”), and [Grantee] (the “Grantee”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Notice and the Company’s 2016 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), a copy of which the Grantee acknowledges having received.

1. RESTRICTED STOCK UNIT GRANT. The Company hereby grants to the Grantee, subject to the terms and conditions of the Notice, this Agreement, and the Plan, an award of Restricted Stock Units (the “Award”). Restricted Stock Units are notional units (not actual Shares), representing an unfunded, unsecured right to receive one Share for each Restricted Stock Unit that vests.

2. CONTINUED EMPLOYMENT REQUIREMENT. Vesting of the Restricted Stock Units is contingent upon the Grantee’s Continuous Service through the date that the Restricted Stock Units vest, as set forth in the “Vesting Schedule” in the Notice. If the Grantee’s Continuous Service terminates for any reason, any Restricted Stock Units that are unvested on the date of termination shall immediately and automatically be forfeited as of the date of termination, and the Grantee shall have no further rights with respect thereto.

3. ISSUANCE OF SHARES. One Share will be issued for each Restricted Stock Unit that vests, with such issuance occurring no later than 30 days following the day of vesting.

4. TAX WITHHOLDING. In accordance with Section 7(c) of the Plan, the Company shall have the power and right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and other taxes (including the Grantee’s payroll tax obligations) required by law to be withheld with respect to this Award (provided the amount withheld does not exceed the maximum statutory tax rate for an employee in the applicable jurisdictions or such lesser amount as is necessary to avoid adverse accounting treatment). The Grantee may be required to pay to the Company in cash or cash equivalents, either prior to or concurrent with the delivery of Shares in respect of any Restricted Stock Units that vest, the amount required by law to be withheld. The Company may establish other rules and procedures to allow the Grantee to satisfy and to facilitate the required tax withholding from time to time.

5. RESTRICTIONS ON TRANSFER OF AWARD.

(a) General. The Restricted Stock Units, this Award, and any right to receive Shares pursuant to this Award, may not be sold, assigned, transferred, encumbered, hypothecated or pledged by the Grantee.

(b) Market Stand-Off. In connection with the IPO, the Grantee or any holder of the Shares acquired under this Award shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Award without the prior written consent of the Company or the underwriters in the IPO. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. The Market Stand-Off shall in any event terminate two years after the date of the IPO. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Shares without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Award until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Shares registered in the IPO under the Securities Act of 1933 (the “Securities Act”), and the Grantee shall be subject to this Subsection (b) only if the directors and officers of the Company are subject to similar arrangements.

(c) Securities Law Restrictions. Regardless of whether the issuance of Shares hereunder have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on Share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

6. RIGHT TO SHARES AND DIVIDENDS; DIVIDEND EQUIVALENTS. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Shares) issuable under the Award unless and until Shares are issued to the Grantee at or after vesting of the Units. No Dividend Equivalents shall be earned or paid with respect to any Units.

7. TAXES.

(a) Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting or issuance of Shares) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Share Withholding. If permissible under Applicable Laws, the Grantee may direct the Company to withhold from those Shares otherwise issuable to the Grantee the whole number of Shares sufficient to satisfy the applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii) By Sale of Shares. If permissible under Applicable Laws and approved by the Administrator, the Grantee may also direct a brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

Notwithstanding the foregoing, the Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Grantee by the Company and/or a Related Entity. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

8. ENTIRE AGREEMENT; GOVERNING LAW. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be amended or modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

9. CONSTRUCTION. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

10. ADMINISTRATION AND INTERPRETATION. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

11. VENUE AND JURISDICTION. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought exclusively in the United States District Court for Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 11 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

12. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

13. SECTION 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable. The Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

14. GRANTEE’S REPRESENTATIONS. The Grantee hereby represents and warrants to the Company in connection with the grant of the Restricted Stock Units hereunder, and the issuance of any Shares in respect of such Restricted Stock Units, that:

(a) [The Grantee understands that the Shares have not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to, and in reliance upon, an exemption from such registration and qualification based in part upon the Grantee’s representations contained herein; the Shares are being issued to the Grantee hereunder in reliance upon the exemption from such registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for transactions by an issuer not involving any public offering, and in connection therewith, the Grantee acknowledges the Grantee’s status as an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act;

(b) The Grantee is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that the Grantee is capable of evaluating the merits and risks of the investment contemplated by this Agreement; and the Grantee is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

(c) Except as specifically provided herein or in the Plan, the Grantee has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of his Shares, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

(d) The Grantee has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s sale to the Grantee of his Shares;

(e) The Grantee is familiar with the business and operations of the Company and has been afforded full and complete access to the books, financial statements, records, contracts, documents and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein;

(f) The Grantee has been informed that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available; and

(g) The Grantee is prepared to hold the Shares for an indefinite period and that the Grantee is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Shares from the registration requirements of the Securities Act.]

(a) [The Grantee understands that neither the Restricted Stock Units nor the Shares issuable hereunder have been registered under the Securities Act of 1933, as amended, or any United States securities laws. In the event the Shares issuable hereunder have not been registered under the Securities Act, at the time the Shares are issued, the Grantee shall, if requested by the Company, concurrently with the issuance, deliver to the Company his or her investment representation statement in a form determined by the Administrator from time to time.]

END OF AGREEMENT

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